Form of Warrant - Exhibit A

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW.

Warrant No.                                                447,904 Shares

                              COMMON STOCK WARRANT

                   For the Purchase of Shares of Common Stock
                                       of
                               GlycoGenesys, Inc.

                                   ----------

     THIS CERTIFIES THAT, for value received, Elan International Services, Ltd. (the "Holder") or its registered assigns, is entitled to subscribe for and purchase from GlycoGenesys, Inc., a Nevada corporation (the "Company"), 447,904 fully paid and non-assessable shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to the terms and conditions set forth herein at a purchase price of $2.15 (the "Warrant Purchase Price"). This Warrant is exercisable at any time from the date hereof to and including the date five
(5) years from the date hereof.

     1. Vesting. The shares of this Warrant shall be immediately exercisable.

     2. Exercise of Warrant. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company to the attention of the Chief Financial Officer (which shall be delivered to the Company via nationally recognized overnight delivery service) and upon payment to the Company, or for the account of the Company, by cash or certified check or wire transfer, of the purchase price for such shares in the amount equal to the product of (a) the Warrant Purchase Price, times (b) the number of shares of Common Stock being purchased. In the event, the Company fails to register the shares issuable upon exercise of this Warrant with the Securities and Exchange Commission within one year of the date hereof, in addition to exercise pursuant to the provisions of the preceding sentence, the Holder may exercise this Warrant, in whole or in part, by the surrender of this Warrant (or a portion hereof) in accordance with the terms hereof but without payment in cash (a "Cashless Exercise"). The number of shares of Common Stock issuable in respect of a Cashless Exercise shall be computed using the following formula:


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                           X = Y (A-B)
                                 -----
                                   A

     Where: X = the number of shares of Common Stock to be issued to the Holder in respect of a Cashless Exercise

            Y = the number of shares of Common Stock purchasable under the
               Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled in connection with such Cashless Exercise (at the date of such calculation)

            A = the Fair Market Value (as defined below) of one share of the
               Company's Common Stock (at the date of such calculation)

            B = Warrant Price (as adjusted to the date of such calculation)

     The "Fair Market Value" of one share of Common Stock shall be determined by the Company's Board of Directors in good faith and certified in a Board resolution (taking into account the most recently or concurrently completed arm's length transaction between the Company and an unaffiliated third party the closing of which occurs within the six months preceding or on the date of such calculation, if any) and shall be reasonably agreed to by the Holder (provided, that in the event the Company and the Holder do not agree on the Fair Market Value, the parties shall jointly appoint an independent third party to determine the Fair Market Value); provided, however, that in the event the Common Stock is traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing sale prices for the Common Stock over the five- or twenty-trading day period (or such shorter period for which closing sale prices are available if the Common Stock commenced trading during such period) ending one trading day prior to the date of exercise of this Warrant, whichever is higher.

     3. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant in accordance with Section 1 hereof and in any event within 10 business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled on such exercise, and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof at such time. The Holder of this Warrant acknowledges that the certificate or certificates representing the shares of stock issuable upon the exercise of this Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred



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

     in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the Company that the transaction shall not result in a violation of state or federal securities laws."

     Upon the request of a holder of a certificate representing shares of Common Stock purchased upon exercise of this Warrant, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate.

     If the Company fails to issue a certificate within ten (10) business days following the exercise of this Warrant, and if after such tenth (10th) business day such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of the shares that the holder anticipated receiving from the Company (a "Buy-In"), then the Company shall (i) promptly honor its obligation to issue to such holder a certificate and (ii) pay to such holder in an amount equal to the excess (if any) of the total purchase price (including brokerage commissions, if any) of the shares of Common Stock so purchased over the product of (A) such number of shares of Common Stock, times (B) the closing sale price of the Common Stock on the date of the event giving rise to the Company's obligation to deliver such certificate, in shares of Common Stock valued at the closing sale price of the Common Stock on the date of the event giving rise to the Company's obligation to deliver such certificate. Such payment in shares of Common Stock shall be the sole remedy to the holder for the Company's failure to issue a certificate within ten (10) business days pursuant to this Section, provided, that the total number of shares payable pursuant to this Section shall not exceed the number of shares of Common Stock issuable pursuant to this Warrant.


     4. Shares to be Issued, Reservation of Shares; Holders of Record.

     (a) Shares to be Issued. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly authorized, issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

     (b) Reservation of Common Stock. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     (c) Holders of Record. Each person or entity in whose name any certificate for shares of Common Stock is issued upon the exercise of this Warrant in accordance with its terms shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Notice of Exercise was duly executed and payment of the aggregate Warrant Purchase Price was made pursuant to Section 2 hereof. Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Common



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

Stock for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     5. Adjustment of Warrant Purchase Price. The Warrant Purchase Price in effect from time to time shall be subject to adjustment as follows:

     (a) Adjustment for Common Stock Dividends; Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the number of shares of Common Stock purchasable hereunder shall be proportionately adjusted to the nearest whole share, and the Warrant Purchase Price shall be proportionately decreased in the case of a dividend, split or subdivision and proportionately increased in the case of a combination. An adjustment made pursuant to this Section 5(a) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (b) Adjustments for Capital Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company shall be effected, whether by merger, consolidation, sale of assets or otherwise (other than a subdivision or combination of shares or stock dividend as provided for above) (in each case, a "Reorganization"), then, as a condition of such Reorganization, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, in lieu of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, those shares of stock, securities or assets which would have been issued or payable with respect to or in exchange for the Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to the record date (or the effective date, as the case may be) for such Reorganization. Upon any Reorganization this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares and other securities and property receivable on the exercise of this Warrant after the consummation of such Reorganization and shall be binding upon the issuer of any such stock or other securities, including the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

     (c) Other Adjustments. In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Warrants shall receive upon exercise thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Company which such holders would have received had such Warrants been exercised on the date of such event and had such holders thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by such holders as aforesaid during such period, giving



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

application to all adjustments called for during such period under this Section 5 as applied to such distributed securities.

     (d) Notices of Adjustments. In each case of an adjustment pursuant to this
Section 5, the Company, at its expense, will furnish the holder of this Warrant with a certificate, prepared by the chief financial officer of the Company, showing such adjustment or readjustment, and the number of shares of Common Stock or other securities and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant.

     (e) Notices of Record Date. In the event (i) the Company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, any acquisition of the Company, any transfer of all or substantially all of the assets of the Company to any other Company entity or person, any sale of a majority of the voting securities of the Company in one or a series of related transactions or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall give to the holder hereof a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, acquisition, sale, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, acquisition, sale, dissolution, liquidation or winding up. Such written notice shall be given to the holder of this Warrant at least fifteen (15) days prior to the date specified in such notice on which any such action is to be taken. 6. Holder Representations and Warranties. The Holder of this Warrant understands the risks of investing in emerging companies such as the Company and can afford a loss of its entire investment. The Holder is acquiring the Warrant for investment and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities ("blue sky") laws, by reason of specified exemptions from the registration provisions of the Securities Act and such laws. The Holder acknowledges that the Warrant and the shares of Common Stock issuable upon exercise thereof must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder hereof has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rule may not be available for resale of the shares.

     7. Transfer. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices referred to in paragraph 2 hereof by the holder in person or by a duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same,



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

consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable and that when this Warrant is so endorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.


     8. Exchange. Subject to compliance with applicable securities laws, this Warrant is exchangeable, upon the surrender hereof by the holder hereof at such offices for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by such holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder.

     9. Registration Rights. The Company shall file a registration statement covering the shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of Section 9 of the subscription agreement with the Company pursuant to which this Warrant was purchased.

     10. No Impairment. The Company will not, by amendment of its Charter or by any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

     11. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     12. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.



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

     13. Miscellaneous. The provisions of this Warrant may be amended or waived by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.




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



IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer as of January 21, 2002.


                               GLYCOGENESYS, INC.


                               By:  /s/ Bradley Carver
                                    -----------------------------------
                                     Bradley Carver, President

                                    EXHIBIT 1


                               NOTICE OF EXERCISE

   (To be Executed by the Registered Holder in Order to Exercise the Warrant)


     1. The undersigned hereby irrevocably elects to purchase _____________ (________) shares of the Common Stock, $.01 par value per share, GlycoGenesys, Inc., covered by Warrant No.___ and according to the terms thereof, and herewith makes payment of the Warrant Purchase Price of such shares in full.

     2. Check one:

     _____ Such payment is hereby made in the amount of by wire transfer or by certified or bank check; or

     _____ Such payment is hereby made by surrender of this Warrant in connection with a Cashless Exercise.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                             _____________________
                                     (Name)


                             _____________________
                                    (Address)



                                       ------------------------------
                                       Signature

Dated:  ________________







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